Exhibit 10.95

GUARANTOR SECURITY AGREEMENT

This Guarantor Security Agreement, dated as of January 20, 2022 (“Agreement”), is made by and between Precision Affiliated Holdings LLC, a Delaware limited liability company (the “Guarantor”), and Fifth Third Bank, National Association (“Lender”).

Pursuant to a Credit and Security Agreement of even date herewith (as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”), Lender may extend credit accommodations to Precision Industries, Inc., a Pennsylvania corporation (the “Borrower”).

As a condition to extending credit to the Borrower, Lender has required the execution and delivery of the Guarantor’s Guaranty of even date herewith, guaranteeing the payment and performance of all obligations of the Borrower arising under or pursuant to the Credit Agreement (the “Guaranty”).

As a further condition to extending credit to the Borrower under the Credit Agreement, Lender has required the execution and delivery of this Agreement by the Guarantor.

In consideration of the mutual covenants contained in the Credit Agreement, the Guaranty and herein, the parties hereby agree as follows:

1.
Definitions. All terms defined in the recitals hereto and the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the recitals and the Credit Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Collateral” means, whether now owned or existing or hereafter acquired or arising or in which the Guarantor now has or hereafter acquires any rights, all of the Guarantor’s Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collection Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of Lender; (vi) any money, or other assets of the Guarantor that now or hereafter come into the possession, custody, or control of Lender; and (vii) proceeds of any and all of the foregoing.

“Event of Default” has the meaning given in Section 6.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

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“Permitted Liens” means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Guarantor’s business or operations as presently conducted, (iii) Liens in existence on the date hereof and described on Exhibit C hereto, (iv) Liens or security interests in favor of Lender, (v) Liens specifically permitted by Lender in writing, (vi) involuntary Liens securing amounts less than $250,000 and which are released or for which a bond acceptable to Lender, in its sole discretion, has been posted within ten (10) days of its creation, (vii) Liens for taxes, assessments and other government charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which the Guarantor has maintained adequate reserves in accordance with GAAP, (viii) Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, (ix) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations or indemnification obligations under insurance policies or self-insurance arrangements, in each case payable to insurance carriers that provide insurance to the Guarantor or any or any Subsidiary of the Guarantor, and (x) Liens on cash and cash equivalents on deposit with Lender and Affiliates of Lender securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with the Guarantor or any Subsidiary of Guarantor.

“Security Interest” has the meaning given in Section 2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

2.
Security Interest. The Guarantor hereby grants Lender a security interest (the “Security Interest”) in the Collateral to secure payment of the Obligations.
3.
Representations, Warranties and Agreements. The Guarantor hereby represents, warrants and agrees as follows:
(a)
Title. The Guarantor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Guarantor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens except Permitted Liens and (iii) will keep all Collateral free and clear of all Liens except Permitted Liens. The Guarantor will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of Lender.
(b)
Chief Executive Office; Identification Number. The Guarantor’s chief executive office and principal place of business is located at the address set forth under its signature below. The Guarantor’s federal employer identification number and organization identification number is correctly set forth under its signature below.
(c)
Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states and at the address, as identified on Exhibit A attached hereto. The Guarantor will not permit any tangible Collateral to be located in any state (and, if county

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filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.
(d)
Changes in Name, Constituent Documents, Location. The Guarantor shall not amend its organizational documents in an manner adverse to the Lender’s interest in any respect unless (a) such amendment would not have a Material Adverse Effect; (b) such amendment would not adversely affect Lender; and (c) Lender has received ten (10) days prior written notice of such amendment. The Guarantor will not change its name, business address or jurisdiction of organization, without prior written notice to Lender.
(e)
Fixtures. The Guarantor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Lender that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned and the name of the record owner are accurately set forth in Exhibit B hereto.
(f)
Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to Lender) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Guarantor’s records pertaining thereto as being obligated to pay such obligation. The Guarantor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.
(g)
Commercial Tort Claims. Promptly upon knowledge thereof, the Guarantor will deliver to Lender notice of any commercial tort claims it may bring in an aggregate value in excess of $100,000 against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Guarantor’s damages, copies of any complaint or demand letter submitted by the Guarantor, and such other information as Lender may request. Upon request by Lender, the Guarantor will grant Lender a security interest in all commercial tort claims it may have against any Person.
(h)
Miscellaneous Covenants. The Guarantor will:
(i)
keep all tangible Collateral in good condition, repair and order, ordinary wear and tear excepted, and shall make all required repairs to the Equipment and replacements thereof in a manner that Guarantor reasonably believes will cause the operating efficiency and the value thereof to be preserved and maintained in all material respects;
(ii)
promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection

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or continuance of the Security Interest; provided, that Guarantor shall have the right to contest the payment of such taxes in good faith by appropriate proceedings, pursuant to the conditions set forth in Section 10.08 of the Credit Agreement;
(iii)
permit Lender, or any Persons designated by it, upon reasonable advance notice to Guarantor if no Default Period then exists, to call at Guarantor’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Guarantor’s books, records, journals, orders, receipts and any correspondence and other data relating to Guarantor’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Guarantor’s business as Lender may consider reasonable under the circumstances. Guarantor shall furnish to Lender such information relevant to Lender’s rights under the Loan Documents as Lender shall at any time and from time to time reasonably request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender’s name, to verify the validity, amount or any other matter relating to any of Guarantor’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise, provided that prior to the occurrence of an Event of Default, Lender shall conduct such verification in the name of a nominee of Lender or in Guarantor’s name;
(iv)
keep accurate and complete records pertaining to the Collateral and pertaining to the Guarantor’s business and financial condition and submit to Lender such periodic reports concerning the Collateral and the Guarantor’s business and financial condition as Lender may from time to time reasonably request;
(v)
promptly notify Lender of any loss of or material damage to any Collateral or of any adverse change, known to the Guarantor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;
(vi)
if Lender at any time so requests (after the occurrence and during the continuance of an Event of Default), promptly deliver to Lender any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Guarantor;
(vii)
at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Lender may reasonably request, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit or an endorsement showing Lender as additional insured;
(viii)
from time to time authorize or execute such financing statements as Lender may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

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(ix)
pay when due or reimburse Lender on demand for all costs of collection of any of the Obligations and all other reasonable and documented costs and expenses (including in each case all reasonable attorneys’ fees for outside counsel) incurred by Lender in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;
(x)
authorize, execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Lender may at any time reasonably request in order to secure, protect or perfect the Security Interest and Lender’s rights under this Agreement; and
(xi)
not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.
(i)
Lender’s Right to Take Action. The Guarantor authorizes Lender to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” as Lender deems necessary or useful to perfect the Security Interest. The Guarantor will not amend any financing statements in favor of Lender except as permitted by law. Further, if the Guarantor at any time fails to perform or observe any agreement contained in Section 3(h), and if such failure continues for a period of ten (10) days after Lender gives the Guarantor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of Section 3(h), immediately upon the occurrence of such failure, without notice or lapse of time), Lender may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Guarantor (or, at Lender’s option, in Lender’s own name) and may (but need not) take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, the qualification and licensing of the Guarantor to do business in any jurisdiction, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Guarantor shall thereupon pay Lender on demand the amount of all moneys expended and all reasonable and documented costs and expenses (including reasonable and documented outside attorneys’ fees) incurred by Lender in connection with or as a result of Lender’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Lender at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Lender of such agreements of the Guarantor, the Guarantor hereby irrevocably appoints (which appointment is coupled with an interest) Lender, or its delegate, as the attorney-in-fact of the Guarantor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Guarantor, any and all instruments, documents, financing statements, applications for insurance and other

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agreements and writings required to be obtained, executed, delivered or endorsed by the Guarantor under this Section 3 and Section 4.
4.
Rights of Lender. At any time and from time to time, whether before or after an Event of Default, Lender may take any or all of the following actions:
(a)
Account Verification. Lender may at any time and from time to time send or require the Guarantor to send requests for verification of accounts or notices of assignment to account debtors and other obligors. Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.
(b)
Collection Account. Lender may establish a collateral account for the deposit of checks, drafts and cash payments made by the Guarantor’s account debtors. If a collateral account is so established, the Guarantor shall promptly deliver to Lender, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Lender in the form received (except for the Guarantor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by the Guarantor shall be held in trust by the Guarantor for and as the property of Lender and shall not be commingled with any funds or property of the Guarantor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Unless otherwise agreed in writing, the Guarantor shall have no right to withdraw amounts on deposit in any collateral account.
(c)
[Reserved].
(d)
Direct Collection. Lender may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to Lender for security and shall be paid directly to Lender. At any time after Lender or the Guarantor gives such notice to an account debtor or other obligor, Lender may (but need not), in its own name or in the Guarantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.
5.
Assignment of Insurance. The Guarantor hereby assigns to Lender, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Guarantor under or with respect to, any and all policies of insurance covering the Collateral, and the Guarantor hereby directs the issuer of any such policy to pay any such moneys directly to Lender. After the occurrence of an Event of Default, Lender may (but need not), in its own name or in the Guarantor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.
6.
Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (i) an Event of Default shall

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occur under the Credit Agreement; or (ii) the Guarantor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; or (iii) the Guarantor shall fail to observe or perform any covenant or agreement herein or in the Guaranty binding on it; provided that any such failure by Guarantor under preceding clause (iii) shall not constitute an Event of Default under: (a) Sections 3(b), 3(c), 3(d) and 3(h)(xi) of this Agreement until the 30th day following Guarantor obtaining knowledge thereof; (b) Section 3(h)(ii) of this Agreement until the 5th day following Guarantor obtaining knowledge thereof and (c), Sections 3(a) and 3(h)(i) of this Agreement, until the 10th day following Guarantor obtaining knowledge thereof.
7.
Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, Lender may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process, and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Lender may require the Guarantor to make the Collateral available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, and if notice to the Guarantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Lender by law or agreement against the Collateral, against the Guarantor or against any other Person or property. Lender is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to the Guarantor that Lender deems necessary or appropriate to the disposition of any Collateral.
8.
Other Personal Property. Unless at the time Lender takes possession of any tangible Collateral, or within seven days thereafter, the Guarantor gives written notice to Lender of the existence of any goods, papers or other property of the Guarantor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, Lender shall not be responsible or liable to the Guarantor for any action taken or omitted by or on behalf of Lender with respect to such property.
9.
Notices; Requests for Accounting. All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, or (c) sent by overnight courier of national reputation, in each case addressed to the party to whom notice is being given at its address as set forth below its signature or, as to each party, at such other address as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (i) the date received if personally delivered, (ii) when deposited in the mail if delivered by mail, or (iii) the date sent if sent by overnight courier. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by an authorized Person, (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by Lender and (iv) shall otherwise comply with the requirements of Section 9-210. The Guarantor requests that Lender respond to all such requests which on their

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face appear to come from an authorized individual and releases Lender from any liability for so responding. The Guarantor shall pay Lender the maximum amount allowed by law for responding to such requests.
10.
Miscellaneous. This Agreement has been duly and validly authorized by all necessary corporate action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Lender, and, in the case of amendment or modification, in a writing signed by the Guarantor. A waiver signed by Lender shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Lender’s rights or remedies. All rights and remedies of Lender shall be cumulative and may be exercised singularly or concurrently, at Lender’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Lender exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Lender need not otherwise preserve, protect, insure or care for any Collateral. Lender shall not be obligated to preserve any rights the Guarantor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Guarantor and Lender and their respective successors and assigns and shall take effect when signed by the Guarantor and delivered to Lender, and the Guarantor waives notice of Lender’s acceptance hereof. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Guarantor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Illinois. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Illinois in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by Lender or the Guarantor in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City of Chicago, Illinois; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
11.
THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

[Signature page to follow]

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The parties hereto have executed this Agreement as of the date and year first above written.

FIFTH THIRD BANK, NATIONAL ASSOCIATION By: Name: Jeffrey Seiden Title: Senior Vice President Address: 6111 N. River Road Rosemont, IL 60018 Attention: Mr. Richard Sitz	Precision Affiliated Holdings LLC, a Delaware limited liability company By: Name: Title: Address: c/o Live Ventures Incorporated 325 E. Warm Springs Rd., #102 Las Vegas, NV 89119 Attention: Eric Althofer

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EXHIBIT A

LOCATION OF COLLATERAL

1.
325 E. Warm Springs Rd., #102, Las Vegas, NV 89119

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EXHIBIT B

LEGAL DESCRIPTION

None.

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EXHIBIT C

PERMITTED LIENS

None.

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